UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 27, 2017

Lakeland Financial Corporation
(Exact name of registrant as specified in its charter)

Indiana	000-11487	35-1559596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

202 East Center Street
Warsaw, Indiana  46581-1387
(Address of principal executive offices, including zip code)

(574) 267-6144
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

                             [      ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
                             [      ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
                             [      ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
                                             Act (17 CFR 240.14d-2(b))
              [      ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
                      Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 27, 2017, Lakeland Financial Corporation (the "Company") and Lake City Bank, the Company's wholly owned subsidiary (the "Bank"), announced that Sarah J. Earls has been appointed as the Company's Senior Vice President and Controller, and will serve as the Company's principal accounting officer.
Prior to joining the Company, Ms. Earls, age 34, served as Director of Finance and Compliance at Micropulse Inc., a privately held medical device manufacturer based in Indiana, since April 2015, as the Controller of Three Rivers Federal Credit Union from February 2014 to March 2015, as Vice President and Controller of Tower Financial Corporation, which was a publicly traded bank holding company based in Indiana, from March 2007 to February 2014, and as an auditor with BKD, LLP from August 2003 to March 2007, where she worked on audits of financial institutions.  Ms. Earls is a certified public accountant.
In connection with Ms. Earls' appointment, Teresa A. Bartman resigned from her position as the Company's principal accounting officer on March 27, 2017 to assume a new role in the Company's risk management department.
Item 7.01. Regulation FD Disclosure.
On March 27, 2017, the Company and the Bank issued a press release announcing Ms. Earls' appointment.  A copy of the press release is furnished herewith as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
99.1	Press Release issued by Lakeland Financial Corporation and Lake City Bank on March 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND FINANCIAL CORPORATION

Dated: March 27, 2017	By: /s/Lisa M. O'Neill
                 Lisa M. O'Neill
                 Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Lakeland Financial Corporation and Lake City Bank on March 27, 2017.